EXHIBIT 23.1 - CONSENT OF MORGAN & COMPANY, CHARTERED ACCOUNTANTS
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                                                            M O R G A N
                                                          &
                                                            C O M P A N Y
                                                            CHARTERED ACCOUNTANT






INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement of Branson Jewelry (USA) Inc. on Form SB-2 of our Auditors' Report, dated May 28, 2002, on the balance sheets of Branson Jewelry (USA) Inc. as at March 31, 2002 and 2001, and the related statements of operations and deficit, cash flows, and stockholders' equity for the period ended March 31, 2001, the year ended March 31, 2002, and for the period from inception on January 16, 2001 to March 31, 2002.

In addition, we consent to the reference to us under the heading "Experts" in the Registration Statement.






Vancouver, Canada                                        /s/  Morgan & Company

October 29, 2002                                         Chartered Accountants






Tel: (604) 687-5841           MEMBER OF            P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075            [LOGO]       Suite 1488 - 700 West Georgia Street
www.morgan-cas.com              ACPA                    Vancouver, B.C.  V7Y 1A1
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